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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              CALICO COMMERCE, INC.
             (Exact name of registrant as specified in its charter)

     (State of incorporation)              (I.R.S. Employer Identification No.)
             DELAWARE                                    77-0373344

  (Address of principal executive offices)               (Zip Code)
         333 West San Carlos Street
                  Suite 300                                 95110
                San Jose, CA

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

             Title of each class               Name of each exchange on which
             to be so registered               each class is to be registered

               Not applicable                               None

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value

                                (Title of class)


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        ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The information contained in "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, (Commission File No. 333-82907), filed with the Securities and Exchange Commission (the "Form S-1 Registration Statement") is hereby incorporated by reference.

        ITEM 2.  EXHIBITS.

               The following exhibits are filed as part of this Registration
               Statement:

                      1. Agreement and Plan of Merger between Calico Technology, Inc., a California corporation, and Calico Commerce, Inc., a Delaware corporation, incorporated by reference to Exhibit 2.2 to the Registrant's Form S-1 Registration Statement.

                      2. Certificate of Incorporation of Calico Commerce, Inc., a Delaware corporation, as amended to date, incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1 Registration Statement.

                      3. Form of Certificate of Elimination and Certificate of Amendment of Certificate of Incorporation of Calico Commerce, Inc., a Delaware corporation, incorporated by reference to Exhibit 3.3 to the Registrant's Form S-1 Registration Statement.

                      4. Bylaws of Calico Commerce, Inc., a Delaware corporation, incorporated by reference to Exhibit
                             3.2 to the Registrant's Form S-1 Registration Statement.

                      5. Investors' Rights Agreement dated as of May 26, 1995, as amended, by and among the Registrant and the stockholders named therein, incorporated by reference to Exhibit 10.6 to the Registrant's Form S-1 Registration Statement.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                   CALICO COMMERCE, INC.

Date:  September 23, 1999

                                                By:    /s/ Arthur F. Knapp, Jr.
                                                    ---------------------------
                                                    Arthur F. Knapp, Jr.
                                                    Chief Financial Officer



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                                  EXHIBIT INDEX

    Exhibit                             Description

       1 Agreement and Plan of Merger between Calico Technology, Inc., a California corporation, and Calico Commerce, Inc., a Delaware corporation, incorporated by reference to Exhibit 2.2 to the Registrant's Form S-1 Registration Statement.

       2 Certificate of Incorporation of Calico Commerce, Inc., a Delaware corporation, as amended to date, incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1 Registration Statement.

       3 Form of Certificate of Elimination and Certificate of Amendment of Certificate of Incorporation of Calico Commerce, Inc., a Delaware corporation, incorporated by reference to
                  Exhibit 3.3 to the Registrant's Form S-1 Registration
                  Statement.

       4 Bylaws of Calico Commerce, Inc., a Delaware corporation, incorporated by reference to Exhibit 3.2 to the Registrant's Form S-1 Registration Statement.

       4 Investors' Rights Agreement dated as of May 26, 1995, as amended, by and among the Registrant and the stockholders named therein, incorporated by reference to Exhibit 10.6 to the Registrant's Form S-1 Registration Statement.

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